News Release

Contacts:
Investors Steve Shriner (404) 827-6714	Media Barry Koling (404) 230-5268

For Immediate Release
October 27, 2008

SunTrust Plans Sale of $3.5 Billion in Preferred Stock to U.S. Treasury; Company
Separately Announces 30% Dividend Reduction

Atlanta – SunTrust Banks, Inc., (NYSE:STI) said today that it has received preliminary approval from the U.S. Treasury for the sale of $3.5 billion in preferred stock and related warrants to the U.S. Treasury under the Capital Purchase Program of the Emergency Economic Stabilization Act of 2008.  The approval is subject to certain conditions and the execution of definitive agreements.

“Our participation in the Capital Purchase Program enhances SunTrust’s already solid capital position and will permit us to further expand our business and take advantage of growth opportunities,” said James M. Wells III, Chairman, President and CEO.  “In addition, we are pleased to support the Treasury in its ongoing effort to address dislocations in financial markets and spur the market stabilization that is in the public interest.”

Mr. Wells said he would anticipate “prudent deployment” of some of the capital in areas such as expansion of careful lending, expansion of business capabilities and the exploration of potential acquisitions in line with the Bank’s long-term strategic goals.  In addition, Mr. Wells said that as long as the current uncertain and challenging economic environment persists, maintenance of capital at elevated levels is desirable.

Separately, Mr. Wells said SunTrust’s Board of Directors has approved a 30% reduction in the Company’s dividend on its common stock. Effective with the next dividend, the quarterly dividend rate will be $.54 per common share.

“Although it has become common in our industry, reducing the dividend was not a decision we took lightly,” said Mr. Wells. “But the reality is that even though SunTrust has been managing successfully through this difficult period, and our expectation is that will continue to be the case, reducing the dividend is the responsible thing to do given recent deterioration in the economy, the prospect of continued weakness in 2009, and the implications of this on the near-term outlook for SunTrust and our industry.”

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Mr. Wells noted that the dividend decision followed an extensive evaluation of the Company’s overall capital structure in light of current and projected market conditions and the economic environment.

  “We consistently have said that we would be taking the steps necessary to manage through the current turmoil, while also looking appropriately to position ourselves for post-cycle growth,” said Mr. Wells. “The developments announced today are right in line with those priorities.”

SunTrust Banks, Inc., headquartered in Atlanta, is one of the nation’s largest banking organizations, serving a broad range of consumer, commercial, corporate and institutional clients. As of September 30, 2008, SunTrust had total assets of $174.8 billion and total deposits of $115.9 billion. The Company operates an extensive branch and ATM network throughout the high-growth Southeast and Mid-Atlantic states and a full array of technology-based, 24-hour delivery channels. The Company also serves customers in selected markets nationally. Its primary businesses include deposit, credit, trust and investment services. Through various subsidiaries the Company provides mortgage banking, insurance, brokerage, investment management, equipment leasing and capital markets services. SunTrust’s Internet address is suntrust.com.

Important Cautionary Statement About Forward-Looking Statements
The information in this news release may contain forward-looking statements. Statements that do not describe historical or current facts, including statements about beliefs and expectations, are forward-looking statements. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” “initiatives,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Such statements are based upon the current beliefs and expectations of management and on information currently available to management. The forward-looking statements are intended to be subject to the safe harbor provided by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements speak as of the date hereof, and we do not assume any obligation to update the statements made herein or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events. Forward-looking statements are subject to significant risks and uncertainties. Investors are cautioned against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward-looking statements. Factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in Exhibit 99.3 to our Current Report on Form 8-K filed with the SEC on October 23, 2008.

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